EXHIBIT 10.7

                                    EXHIBIT F
                FORM OF OPINION OF THE COMPANY'S GENERAL COUNSEL

1. Each of the Company and its Subsidiaries is a corporation, limited partnership or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of the Company and its Subsidiaries has all requisite corporate or partnership power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

2. At the date hereof, the authorized capital stock of the Company consists of 300,000,000 shares of Common Stock and 75,000,000 shares of Preferred Stock, of which 3,000,000 shares have been designated Series B Preferred Stock, 1,610,000 shares have been designated Series F Preferred Stock, 3,760,000 shares have been designated Series G Preferred Stock and 45,000
     shares have been designated Series H Preferred Stock.   As of the date of
     this Agreement, 13,945,068 shares of Common Stock, 1,593,982 shares of Series B Preferred Stock, 586,354 shares of Series F Preferred Stock, 1,244,656 shares of Series G Preferred Stock and no shares of Series H Preferred Stock were issued and outstanding and stock options to acquire 1,016,973 shares of Common Stock are issued and outstanding under the stock incentive plans of the Company. To the best of such counsel's knowledge, all of the issued and outstanding shares of Capital Stock are validly issued, fully paid and nonassessable and free of preemptive rights. To the best of such counsel's knowledge, except as set forth above and as set forth in Schedule 2.2 attached to the Company Letter, there are no shares of capital stock of the Company issued or outstanding, no options, warrants or rights to acquire, or other securities convertible into, capital stock of the Company, and no agreements or commitments obligating the Company to issue, sell or acquire any shares of its capital stock.

3. All the outstanding shares of capital stock of each of the Company's Subsidiaries are beneficially owned by the Company, directly or indirectly, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state or foreign securities laws) or, to the best of such counsel's knowledge, claims, Liens, options, warrants, rights, contracts or commitments, and all such shares are, to the best of such counsel's knowledge, duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

4. All Governmental Consents, where the failure to obtain or make any such Governmental Consent could reasonably be expected to have the effect of making the Investment illegal or otherwise restricting the Closing or any provision of this Agreement or of the Note Agreement or to have a Material Adverse Effect on the Company, have been obtained and are in full force and effect.

5. To the best of such counsel's knowledge, there is no pending or threatened suit, action or proceeding by any Governmental Entity or any other person, or before any Governmental Entity, (i) challenging the Investment by the Investor, seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement or seeking to obtain from the Company or any of its Subsidiaries any damages that are material in relation to the Company and its Subsidiaries, taken as a whole,
     (ii) seeking to prohibit or limit the ownership or operation by the Company or its Subsidiaries of any material portion of the business or assets of the Company or any of its Subsidiaries or to compel the Company or any of its Subsidiaries to dispose of or hold separate any material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, as a result of the Investment or any of the other transactions contemplated by this Agreement or by the Ancillary Agreements or
     (iii) seeking to impose limitations on the ability of the Investor to acquire or hold, or exercise full rights of ownership of, any shares of Common Stock, including the right to vote any Common Stock purchased by it on all matters properly presented to the shareholders of the Company, or to acquire or hold any Subordinated Debt or to enjoy any of the rights of a holder thereof.

6. Upon issuance of the Subordinated Debt to the Investor or any Additional Subordinated Debt to the Investor or an Affiliate Purchaser, such Subordinated Debt or Additional Subordinated Debt will (i) have been duly authorized, executed and delivered by the Company, (ii) be validly issued obligations of the Company, enforceable against the Company in accordance with their respective terms and (iii) be free and clear of all Liens. Upon issuance of the Purchased Stock to the Investor, such Purchased Stock will
     (x) have been duly authorized and issued by the Company and (y) be free and clear of all Liens.